UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 18, 2024

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000,
Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of President and Chief Executive Officer

On March 18, 2024, Bakkt Holdings, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) appointed Andrew Main to serve as the Company’s President and Chief Executive Officer, effective as of March 26, 2024. Mr. Main will succeed Gavin Michael, the Company’s current President and Chief Executive Officer, who will remain with the Company as an advisor for a period of one year.

In connection with his appointment as the Company’s President and Chief Executive Officer, Mr. Main will resign from his position as a member of the Compensation Committee of the Board (the “Compensation Committee”), effective as of March 26, 2024. Mr. Main will continue to serve as a member of the Board.

Mr. Main, age 59, previously served as the Chief Executive Officer of Ogilvy, an advertising, marketing and public relations agency from 2020 to 2022. Prior to joining Ogilvy, Mr. Main was the Global Head of Deloitte Digital, the digital consultancy branch of Deloitte from June 2014 to July 2020 where he oversaw the acquisition of multiple creative agencies to grow the brand. Mr. Main has more than 30 years of consulting and marketing agency experience and has extensive experience working with businesses to modernize and bring new ideas to market quickly. Mr. Main earned a Master of Arts from the University of Edinburgh in Business, Marketing and Geography.

The terms and conditions of Mr. Main’s appointment will be governed by an employment agreement effective as of March 26, 2024 between Mr. Main and the Company (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Main will receive an annual base salary of $500,000 and will be eligible to receive an annual cash bonus under Company’s annual cash incentive compensation plan with a target bonus amount of 100% of his base salary, in each case, subject to annual review and increase by the Board or the Compensation Committee. For 2024 only, Mr. Main shall receive 50% of the amount of the target cash bonus on October 1, 2024, with the remainder of the 2024 target cash bonus potentially being subject to determination by the Board or the Compensation Committee. In addition, at the time of his appointment, Mr. Main will be eligible to receive $10.0 million in service-based restricted stock units (“RSUs”), 75% of which shall be in the form of time-based vesting RSUs and 25% of which shall be performance-based vesting RSUs. The time-based vesting RSUs shall vest, subject to Mr. Main’s continued service with the Company, as to 40% on the first anniversary of the grant date and as to 30% as to each of the second and third anniversaries of the grant date. The performance-based vesting RSUs shall vest, subject to Mr. Main’s continued service with the Company, over a three-year performance period based on attainment of relative total shareholder return metrics to be determined by the Board or the Compensation Committee. In the event of Mr. Main’s termination by the Company without Cause or by Mr. Main with Good Reason (each as defined in the Employment Agreement), (i) the time-based vesting RSUs shall vest in full, and (ii) for performance-based RSUs for which performance has not been certified as of the date of employment termination, performance shall be determined and certified based on actual performance achieved after completion of the performance period in accordance with the terms of such grants, and vest the all tranches of such performance grants on the date of such performance certification. In the event that Mr. Main’s employment is terminated by the Company without Cause, or by him for Good Reason, he is expected to be entitled to receive severance benefits including (a) his base salary through the date of his termination, (b) a lump sum equal to two times his Base Salary (as defined in the Employment Agreement), (c) reimbursements for all business expenses permitted pursuant to the Company’s expense reimbursement policy, and (d) the right to continue health care benefits under COBRA, at his cost.

The selection of Mr. Main to serve as the President and Chief Executive Officer of the Company was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Main and any director or executive officer of the Company, and there are no transactions, other than Mr. Main’s relationship as a continuing director of the Company, between Mr. Main and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Main will no longer be entitled to receive additional compensation for his service on the Board.

The foregoing is not a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Separation Agreement and Advisor Agreement

On March 18, 2024, the Company entered into a release agreement (the “Release Agreement”) with Mr. Michael, providing, among other things, for Mr. Michael’s resignation as President, Chief Executive Officer, as an employee of the Company and as a director, effective as of end of day on March 25, 2024 (the “Separation Date”). Mr. Michael’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with the Release Agreement, the Company will provide to Mr. Michael a lump sum payment of $1,280,083, less applicable withholdings, which represents the sum of (a) two times Mr. Michael’s base salary as of the date hereof, (b) the average of the last three annual bonuses received by Mr. Michael or the last annual bonus received by Mr. Michael, and (c) the cash equivalent of twelve (12) months’ of group health COBRA premiums, to be paid to Mr. Michael within thirty (30) days of the Separation Date. The Company will also accelerate the vesting of all of the outstanding but unvested service-based RSUs that have been issued to Mr. Michael through March 18, 2024 such that they are fully vested, and has certified the vesting of 614,920 performance-based RSUs based on the attainment of certain targets and goals. In addition, Mr. Michael will retain 1,322,456 performance-based RSUs issued to him on March 18, 2024, pending determination and certification of the targets necessary to obtain vesting, and forfeited the remaining 1,586,178 performance-based RSUs issued to him previously that were unvested.

The Company and Mr. Michael also entered into an advisor agreement, effective as of March 26, 2024 (the “Advisor Agreement”), pursuant to which Mr. Michael will provide transition services to the Company for a period of one year. Pursuant to the Advisor Agreement, Mr. Michael will receive 1,586,178 RSUs that shall vest on the first day after the one-year anniversary of the effective date of the Advisor Agreement, subject to Mr. Michael’s continued service with the Company through such date. Such service-based RSU grant relates to the number of performance-based RSU awards that are being forfeited in connection with Mr. Michael’s resignation.

The foregoing is not a complete description of the Release Agreement and is qualified in its entirety by reference to the full text of the Release Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 18, 2024, the Company issued a press release regarding the appointment of Mr. Main as President and Chief Executive Officer of the Company and resignation of Mr. Michael as President and Chief Executive Officer and director of the Company. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and such information shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated March 18, 2024, by and between Bakkt Holdings, Inc. and Andrew Main

10.2*	Release Agreement, dated March 18, 2024, by and between Bakkt Holdings, Inc. and Gavin Michael

99.1	Press release dated March 18, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BAKKT HOLDINGS, INC.

By:	/s/ Marc D’Annunzio
Name: Marc D’Annunzio
Title: General Counsel and Secretary

Dated: March 18, 2024